Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2021, relating to the financial statements and financial statement schedule of MidAmerican Energy Company, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

June 14, 2021